Exhibit 23.1

Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the following Registration Statements:

(1)	Registration Statements (Form S-3 No. 333- 184466 and Form S-3 No. 333- 237423) of The Howard Hughes Corporation;
(2)
Registration Statements (Form S-8 No. 333-170431, Form S-8 No. 333-170432, Form S-8 No. 333-171909, and Form S-8 No. 333-171910) pertaining to the 2010 Amended and Restated Incentive Plan of The Howard Hughes Corporation;

(3)	Registration Statement (Form S-8 No. 239417) pertaining to the 2020 Equity Incentive Plan of The Howard Hughes Corporation;
of our reports dated February 28, 2022, with respect to the consolidated financial statements and schedule of The Howard Hughes Corporation and the effectiveness of internal control over financial reporting of The Howard Hughes Corporation included in this Annual Report (Form 10-K) of The Howard Hughes Corporation for the year ended December 31, 2021.
/s/ Ernst & Young LLP
Houston, Texas
February 28, 2022